Ex. 99.1

WHITNEY HOLDING CORPORATION
228 ST. CHARLES AVENUE
NEW ORLEANS, LA  70130
www.whitneybank.com

NEWS RELEASE

CONTACT:	Thomas L. Callicutt, Jr.	FOR IMMEDIATE RELEASE
	Trisha Voltz Carlson	July 22, 2008
504/299-5208
tcarlson@whitneybank.com

WHITNEY REPORTS SECOND QUARTER 2008 EARNINGS

New Orleans, Louisiana.  Whitney Holding Corporation (NASDAQ—WTNY) earned $12.9 million in the quarter ended June 30, 2008, compared with net income of $29.9 million for the first quarter of 2008 and $35.1 million for 2007’s second quarter.  Earnings were $.20 per diluted share for the second quarter of 2008, $.45 for the current year’s first quarter and $.51 for the second quarter of 2007.
“Earnings for the quarter reflected stable core results that were overshadowed by credit,” said John C. Hope, III, Chairman and CEO.  “As we announced earlier this month the quarter was impacted by a few commercial and industrial (C&I) credits mainly in Louisiana that had been part of our watch process for a number of quarters, as well as continued pressures in the Florida and coastal Alabama markets.  The C&I issues are not systemic, but unfortunately they happened at a time when another part of our portfolio was experiencing pressures.  The combination of these two events led to what we believe are appropriately higher allowance, provision and charge-off ratios given current market conditions.”

HIGHLIGHTS OF SECOND QUARTER FINANCIAL RESULTS

Loans and Earning Assets
Loans totaled $8.0 billion at the end of the second quarter of 2008, which was up 8%, or $594 million, from June 30, 2007, and up 3%, or $239 million, from the end of 2008’s first quarter.    Loans comprised 79% of average earning assets in the second quarter of 2008, up from 76% in the

-MORE-

year-earlier period and 77% in the first quarter of 2008.  Loan demand from the metropolitan New Orleans area, primarily in C&I lending, was the major contributor to the loan growth from the first quarter of 2008, with smaller contributions from Texas and Whitney’s Louisiana markets outside New Orleans.

Deposits and Funding
Total deposits at June 30, 2008 were relatively stable compared to March 31, 2008 and 3% below the total at the end of 2007’s second quarter.  Average deposits in the second quarter of 2008 were down 2% from the first quarter of 2008 and 3% from the year-earlier period.  The decreases in deposits were mainly from higher-cost time deposits, including deposits held in certain treasury-management products used mainly by commercial customers.
Noninterest-bearing deposits comprised 33% of average total deposits in the second quarter of 2008.  These demand deposits funded approximately 28% of average earning assets for the period and the percentage of funding from all noninterest-bearing sources totaled 32% in the second quarter of 2008, which was little-changed from both 2008’s first quarter and the second quarter of 2007.  Higher-cost interest-bearing funds, which include time deposits and borrowings, funded 36% of average earning assets in 2008’s second quarter, up from 35% in the first quarter of 2008 and 34% in the year-earlier period.

Net Interest Income
Whitney’s net interest income (TE) for the second quarter of 2008 decreased $6.1 million, or 5%, compared to the second quarter of 2007.  Average earning assets were up 3%, or $264 million, between these periods.  The net interest margin (TE) was 4.54% for the second quarter of 2008, down 37 basis points from the year-earlier period.  The overall yield on earning assets decreased 129 basis points from the second quarter of 2007, mainly reflecting the steep reduction in benchmark rates for the large variable-rate segment of Whitney’s loan portfolio toward the end of 2007 and continuing into 2008.  The rates on approximately 30%, or $2.4 billion, of the loan portfolio at June 30, 2008 were tied to changes in Libor benchmarks, with another 24%, or $1.9 billion, tied to prime.  The cost of funds decreased 92 basis points between the second quarters of 2007 and 2008 as the impact of a shift toward higher-cost funding sources between these periods was offset by reductions in funding rates as market rates fell.

-MORE-

Net interest income (TE) for the second quarter of 2008 was down $2.5 million, or 2%, compared to the first quarter of 2008.  Average earning assets were relatively stable between these periods, while the net interest margin declined by 10 basis points.  Earning assets yielded 48 basis points less in the second quarter of 2008, while the cost of funds decreased 38 basis points.  The funding mix was little changed between these periods as a reduction in higher-cost deposit funding was replaced with short-term borrowings.

Provision for Credit Losses and Credit Quality
Whitney made a $35.0 million provision for credit losses in the second quarter of 2008, compared to $14.0 million in 2008’s first quarter and no provision in the second quarter of 2007.  Net loan charge-offs in 2008’s second quarter were $16.9 million or .86% of average loans on an annualized basis, compared to $10.2 million in the first quarter of 2008 and $2.3 million in the second quarter of 2007.  The allowance for loan losses increased $18.1 million during the current quarter and represented 1.38% of total loans at June 30, 2008, up from 1.19% at the end of 2008’s first quarter and 1.02% a year earlier.
As noted earlier, there was deterioration in a few C&I credits that added approximately $11 million to the provision for the second quarter of 2008 and accounted for approximately $10 million of charge-offs for the period.  Continuing weaknesses in the real estate markets in Florida and coastal Alabama led to a provision of approximately $14 million and approximately $4.5 million of charge-offs for the second quarter of 2008, mainly related to loans for residential development.   Management also added approximately $4 million to the allowance and provision based on its regular assessment of current economic conditions and other qualitative factors.  The quarterly provision also included approximately $5 million related to charge-offs on consumer and other smaller credits and $1 million associated with loan growth.
The total of loans criticized through the Company’s credit risk-rating process was $465 million at June 30, 2008, which represented 6% of total loans and a net increase of $73 million from March 31, 2008.  The increase was concentrated in loans for residential development in the Florida and Alabama markets.  Included in the criticized loan total at June 30, 2008 was $147 million of nonperforming loans, up a net $8.0 million from March 31, 2008.  Total foreclosed assets and surplus property increased to $14.5 million at June 30, 2008, up from $12.0 million at March 31, 2008, mainly related to residential development and investment properties.

-MORE-

Noninterest Income
Noninterest income increased $2.1 million from the second quarter of 2007.  Deposit service charge income in the second quarter of 2008 was up 13%, or $1.0 million, aided mainly by reduced earnings credits allowed on certain commercial deposit accounts.  Bank card fees, both credit and debit cards, increased a combined 9%, or $.4 million, compared to the second quarter of 2007 on higher transaction volume.  Trust service fees increased moderately and fee income from Whitney’s secondary mortgage market operations grew 13% despite difficult financial and housing market conditions.  The categories comprising other noninterest income increased a combined $.5 million compared to the second quarter of 2007, with positive contributions from most all recurring revenue sources.
The decline in noninterest income compared to 2008’s first quarter reflected certain nonrecurring or occasional revenue items recognized in the earlier period.  In the first quarter of 2008, Whitney recognized a $2.3 million gain from the mandatory redemption of a portion of its Visa shares in connection with Visa’s restructuring and initial public offering (IPO).  Net gains on sales of and other revenue from foreclosed assets totaled $.8 million in the second quarter of 2008, but this was down $1.8 million from the total recognized in the first quarter of 2008, substantially all related to grandfathered property interests.  Noninterest income from recurring revenue sources for the second quarter of 2008 was up approximately $2.3 million compared to current year’s first quarter.

Noninterest Expense
Noninterest expense in the second quarter of 2008 decreased 3%, or $3.1 million, from 2007’s second quarter.  Whitney’s personnel expense decreased 4%, or $2.2 million, between the periods, with employee compensation down 6%, or $2.5 million, and the cost of employee benefits up 4%, or $.3 million.  The compensation added for normal salary adjustments was more than offset by a decrease in compensation associated with management incentive programs and the impact of a 3% reduction in the average full-time equivalent staff level between these periods.  The increase in the cost of employee benefits resulted mainly from expected increases for health and retirement benefits.
Net occupancy expense decreased 3%, or $.2 million, compared to the second quarter of 2007.  Reductions in the cost of insurance and in nonrecurring or periodic facility repairs offset increased expenses related to de novo branch expansion and higher energy costs.  Equipment and

-MORE-

data processing expense increased 11%, or $.6 million, driven in part by the cost of new customer-oriented applications associated with strategic initiatives and by branch expansion.  The $.7 million reduction in telecommunication and postage expense mainly reflected the elimination of some redundant communication services used during an upgrade project in 2007.  Legal and other professional fees increased $.5 million from the second quarter of 2007, primarily associated with the implementation of strategic initiatives.
Upon Visa’s IPO in the first quarter of 2008, the Company reversed a $1.0 million liability it had previously recorded for its obligation to share in certain of Visa’s litigation losses.  Normalized for the impact of the reversal of the Visa litigation liability, noninterest expense for 2008’s second quarter was up less than 1%, or $.7 million, compared to the first quarter of 2008.  Deposit insurance expense increased as the one-time credit granted on the change to the new assessment system was fully utilized, and higher costs were incurred in the second quarter of 2008 on loan collection efforts and for professional services related to strategic initiatives.

Capital
Regulatory capital ratios at June 30, 2008 remained well above those required for the Company and Whitney National Bank to be considered well-capitalized institutions.  A decline in Whitney’s capital-to-asset ratios in the second quarter of 2008 mainly reflected asset growth, the completion of a share repurchase program as discussed below and a dividend payout in excess of earnings for the quarter.  The Company’s tangible common equity ratio decreased to 7.86% at the end of 2008’s second quarter from 8.34% at June 30, 2007 and 8.32% March 31, 2008.  The Company’s regulatory leverage ratio was 8.27% at June 30, 2008 compared to 8.90% a year earlier and 8.45% at the end of the first quarter of 2008.
During the second quarter of 2008, Whitney repurchased 409,023 shares of its common stock at an average cost of $23.32 per share.  This completed the share repurchase program announced in November 2007.  Under this program Whitney repurchased a total of 3,934,879 shares at an average cost of $25.41 per share.

-MORE-

Conference Call and Additional Financial Information

Management will host a conference call today at 3:30 p.m. CT to review second quarter 2008 results.  Analysts and investors may dial in and participate in the question/answer session.  A live listen-only webcast of the call will be available under the Investor Relations section of our website at http://www.whitneybank.com.  To participate in the Q&A portion of the call, dial (877) 675-4757 or (719) 325-4876.  An audio archive of the conference call will be available under the Investor Relations section of our website.  A replay of the call will also be available through July 27, 2008 by dialing (888) 203-1112 or (719) 457-0820, passcode 6654860.

This earnings release, including additional financial tables related to second quarter 2008 results, is posted in the Investor Relations section of the Company's web site at http://investor.whitneybank.com/releases.cfm?ReleasesType=Earnings&Year=2008.

Whitney Holding Corporation, through its banking subsidiary Whitney National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; the panhandle of Florida; and the Tampa Bay metropolitan area of Florida.
-----
Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.  The forward-looking statements made in this release include, but may not be limited to, comments about trends in credit quality in certain sectors of the loan portfolio and on the Company’s plans to reduce expenses as part of strategic initiatives.
Whitney’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.  Although Whitney believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results to differ from those expressed in the Company’s forward-looking statements include, but are not limited to, those outlined in Whitney’s filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).
You are cautioned not to place undue reliance on these forward-looking statements.  Whitney does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

(WTNY-E)

-MORE-

WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
	Second	Second	Six Months Ended
	Quarter	Quarter	June 30
(dollars in thousands, except per share data)	2008	2007	2008	2007

INCOME DATA
Net interest income	$111,125	$116,896	$224,670	$231,737
Net interest income (tax-equivalent)	112,344	118,444	227,159	234,841
Provision for credit losses	35,000	-	49,000	(2,000)
Noninterest income	26,174	24,097	54,650	48,146
Net securities gains in noninterest income	-	-	-	-
Noninterest expense	85,590	88,661	169,519	175,105
Net income	12,874	35,052	42,729	72,044

QUARTER-END BALANCE SHEET DATA
Loans	$7,962,543	$7,368,404	$7,962,543	$7,368,404
Investment securities	1,955,692	1,910,271	1,955,692	1,910,271
Earning assets	9,955,091	9,697,723	9,955,091	9,697,723
Total assets	11,016,323	10,608,267	11,016,323	10,608,267
Noninterest-bearing deposits	2,773,086	2,736,966	2,773,086	2,736,966
Total deposits	8,266,880	8,512,778	8,266,880	8,512,778
Shareholders' equity	1,183,078	1,208,940	1,183,078	1,208,940

AVERAGE BALANCE SHEET DATA
Loans	$7,866,942	$7,352,171	$7,776,211	$7,235,734
Investment securities	2,025,397	1,848,965	2,070,915	1,838,847
Earning assets	9,929,683	9,665,684	9,937,197	9,468,389
Total assets	10,838,912	10,558,237	10,817,704	10,347,117
Noninterest-bearing deposits	2,747,125	2,743,566	2,697,560	2,734,404
Total deposits	8,220,223	8,479,666	8,298,682	8,351,475
Shareholders' equity	1,213,461	1,211,032	1,221,691	1,178,249

PER SHARE DATA
Earnings per share
Basic	$.20	$.52	$.66	$1.08
Diluted	.20	.51	.65	1.06
Cash dividends per share	$.31	$.29	$.62	$.58
Book value per share, end of period	$18.51	$17.88	$18.51	$17.88
Trading data
High sales price	$26.32	$31.92	$27.49	$33.26
Low sales price	17.85	29.69	17.85	29.07
End-of-period closing price	18.30	30.10	18.30	30.10
Trading volume	53,522,061	13,035,329	99,005,552	29,291,427

RATIOS
Return on average assets	.48%	1.33%	.79%	1.40%
Return on average shareholders' equity	4.27	11.61	7.03	12.33
Net interest margin	4.54	4.91	4.59	4.99
Dividend payout ratio	155.49	56.23	93.83	54.65
Average loans as a percentage of average deposits	95.70	86.70	93.70	86.64
Efficiency ratio	61.79	62.20	60.15	61.88
Allowance for loan losses as a percentage of
loans, end of period	1.38	1.02	1.38	1.02
Annualized net charge-offs (recoveries) as a
percentage of average loans	.86	.13	.70	.06
Nonperforming assets as a percentage of loans
plus foreclosed assets and surplus
property, end of period	2.03	.81	2.03	.81
Average shareholders' equity as a percentage
of average total assets	11.20	11.47	11.29	11.39
Tangible common equity as a percentage of
tangible assets, end of period	7.86	8.34	7.86	8.34
Leverage ratio, end of period	8.27	8.90	8.27	8.90
Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities gains and losses).

-MORE-

WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
QUARTERLY TRENDS
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
(dollars in thousands, except per share data)	2008	2008	2007	2007	2007

INCOME DATA
Net interest income	$111,125	$113,545	$116,336	$116,718	$116,896
Net interest income (tax-equivalent)	112,344	114,815	117,782	118,245	118,444
Provision for credit losses	35,000	14,000	10,000	9,000	-
Noninterest income	26,174	28,476	24,080	54,455	24,097
Net securities gains in noninterest income	-	-	-	(1)	-
Noninterest expense	85,590	83,929	85,774	88,229	88,661
Net income	12,874	29,855	30,244	48,766	35,052

QUARTER-END BALANCE SHEET DATA
Loans	$7,962,543	$7,723,508	$7,585,701	$7,452,905	$7,368,404
Investment securities	1,955,692	2,131,446	1,985,237	1,875,096	1,910,271
Earning assets	9,955,091	9,882,369	10,122,071	9,738,123	9,697,723
Total assets	11,016,323	10,781,912	11,027,264	10,604,834	10,608,267
Noninterest-bearing deposits	2,773,086	2,724,396	2,740,019	2,639,020	2,736,966
Total deposits	8,266,880	8,295,298	8,583,789	8,387,235	8,512,778
Shareholders' equity	1,183,078	1,214,425	1,228,736	1,253,809	1,208,940

AVERAGE BALANCE SHEET DATA
Loans	$7,866,942	$7,685,478	$7,542,040	$7,362,491	$7,352,171
Investment securities	2,025,397	2,116,433	1,979,044	1,916,927	1,848,965
Earning assets	9,929,683	9,944,709	9,857,897	9,746,184	9,665,684
Total assets	10,838,912	10,796,496	10,716,391	10,633,674	10,558,237
Noninterest-bearing deposits	2,747,125	2,647,995	2,679,261	2,686,189	2,743,566
Total deposits	8,220,223	8,377,141	8,406,547	8,480,098	8,479,666
Shareholders' equity	1,213,461	1,229,921	1,257,220	1,224,940	1,211,032

PER SHARE DATA
Earnings per share
Basic	$.20	$.46	$.45	$.72	$.52
Diluted	.20	.45	.45	.71	.51
Cash dividends per share	$.31	$.31	$.29	$.29	$.29
Book value per share, end of period	$18.51	$18.90	$18.67	$18.53	$17.88
Trading data
High sales price	$26.32	$27.49	$28.35	$30.32	$31.92
Low sales price	17.85	21.12	22.46	23.02	29.69
End-of-period closing price	18.30	24.79	26.15	26.38	30.10
Trading volume	53,522,061	45,483,491	30,514,264	28,674,777	13,035,329

RATIOS
Return on average assets	.48%	1.11%	1.12%	1.82%	1.33%
Return on average shareholders' equity	4.27	9.76	9.54	15.79	11.61
Net interest margin	4.54	4.64	4.75	4.82	4.91
Dividend payout ratio	155.49	67.23	64.16	40.70	56.23
Average loans as a percentage of average deposits	95.70	91.74	89.72	86.82	86.70
Efficiency ratio	61.79	58.57	60.46	51.09	62.20
Allowance for loan losses as a percentage of
loans, end of period	1.38	1.19	1.16	1.10	1.02
Annualized net charge-offs (recoveries) as a
percentage of average loans	.86	.53	.21	.13	.13
Nonperforming assets as a percentage of loans
plus foreclosed assets and surplus
property, end of period	2.03	1.96	1.64	1.22	.81
Average shareholders' equity as a percentage
of average total assets	11.20	11.39	11.73	11.52	11.47
Tangible common equity as a percentage of
tangible assets, end of period	7.86	8.32	8.24	8.81	8.34
Leverage ratio, end of period	8.27	8.45	8.79	9.19	8.90
Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities gains and losses).

-MORE-

WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
	Second	Second	Six Months Ended
	Quarter	Quarter	June 30
(dollars in thousands, except per share data)	2008	2007	2008	2007
ASSETS
EARNING ASSETS
Loans	$7,866,942	$7,352,171	$7,776,211	$7,235,734
Investment securities
Securities available for sale	1,746,874	1,577,096	1,788,983	1,566,446
Securities held to maturity	278,523	271,869	281,932	272,401
Total investment securities	2,025,397	1,848,965	2,070,915	1,838,847
Federal funds sold and short-term investments	20,093	443,139	73,764	373,362
Loans held for sale	17,251	21,409	16,307	20,446
Total earning assets	9,929,683	9,665,684	9,937,197	9,468,389
NONEARNING ASSETS
Goodwill and other intangible assets	345,387	355,928	346,355	342,742
Accrued interest receivable	42,066	48,466	44,490	47,926
Other assets	614,559	566,554	580,684	566,575
Allowance for loan losses	(92,783)	(78,395)	(91,022)	(78,515)

Total assets	$10,838,912	$10,558,237	$10,817,704	$10,347,117

LIABILITIES
INTEREST-BEARING LIABILITIES
Interest-bearing deposits
NOW account deposits	$1,071,995	$1,053,307	$1,092,330	$1,053,853
Money market investment deposits	1,216,436	1,220,806	1,235,871	1,209,411
Savings deposits	916,893	940,009	910,729	939,592
Other time deposits	749,091	827,822	770,328	799,683
Time deposits $100,000 and over	1,518,683	1,694,156	1,591,864	1,614,532
Total interest-bearing deposits	5,473,098	5,736,100	5,601,122	5,617,071

Short-term borrowings	1,130,748	583,449	1,006,875	593,440
Long-term debt	157,387	168,888	161,151	103,835
Total interest-bearing liabilities	6,761,233	6,488,437	6,769,148	6,314,346
NONINTEREST-BEARING LIABILITIES
Noninterest-bearing deposits	2,747,125	2,743,566	2,697,560	2,734,404
Accrued interest payable	19,454	22,959	22,955	21,380
Other liabilities	97,639	92,243	106,350	98,738
Total liabilities	9,625,451	9,347,205	9,596,013	9,168,868
SHAREHOLDERS' EQUITY	1,213,461	1,211,032	1,221,691	1,178,249

Total liabilities and shareholders' equity	$10,838,912	$10,558,237	$10,817,704	$10,347,117

EARNING ASSETS LESS
INTEREST-BEARING LIABILITIES	$3,168,450	$3,177,247	$3,168,049	$3,154,043

-MORE-

WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	June 30	December 31	June 30
(dollars in thousands, except per share data)	2008	2007	2007
ASSETS
Cash and due from financial institutions	$299,475	$290,199	$256,263
Federal funds sold and short-term investments	24,588	534,558	395,128
Loans held for sale	12,268	16,575	23,920
Investment securities
Securities available for sale	1,681,577	1,698,795	1,638,784
Securities held to maturity	274,115	286,442	271,487
Total investment securities	1,955,692	1,985,237	1,910,271
Loans	7,962,543	7,585,701	7,368,404
Allowance for loan losses	(109,852)	(87,909)	(75,099)
Net loans	7,852,691	7,497,792	7,293,305
Bank premises and equipment	186,423	190,095	186,589
Goodwill	331,295	331,295	331,295
Other intangible assets	13,266	17,103	22,100
Accrued interest receivable	36,244	44,860	47,505
Other assets	304,381	119,550	141,891
Total assets	$11,016,323	$11,027,264	$10,608,267

LIABILITIES
Noninterest-bearing demand deposits	$2,773,086	$2,740,019	$2,736,966
Interest-bearing deposits	5,493,794	5,843,770	5,775,812
Total deposits	8,266,880	8,583,789	8,512,778
Short-term borrowings	1,286,228	910,019	594,257
Long-term debt	157,020	165,455	168,819
Accrued interest payable	18,156	27,079	24,199
Other liabilities	104,961	112,186	99,274
Total liabilities	9,833,245	9,798,528	9,399,327
SHAREHOLDERS' EQUITY
Common stock, no par value	2,800	2,800	2,800
Capital surplus	409,586	408,266	399,307
Retained earnings	888,430	885,792	846,037
Accumulated other comprehensive income (loss)	(21,707)	(18,803)	(39,177)
Treasury stock at cost	(96,031)	(49,319)	(27)
Total shareholders' equity	1,183,078	1,228,736	1,208,940
Total liabilities and shareholders' equity	$11,016,323	$11,027,264	$10,608,267

-MORE-

WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
	Second	Second	Six Months Ended
	Quarter	Quarter	June 30
(dollars in thousands, except per share data)	2008	2007	2008	2007
INTEREST INCOME
Interest and fees on loans	$116,321	$140,170	$242,472	$274,429
Interest and dividends on investments	23,177	20,985	47,511	41,631
Interest on federal funds sold and
short-term investments	109	5,847	1,380	9,793
Total interest income	139,607	167,002	291,363	325,853
INTEREST EXPENSE
Interest on deposits	21,387	41,582	51,796	78,843
Interest on short-term borrowings	4,740	5,960	10,064	12,138
Interest on long-term debt	2,355	2,564	4,833	3,135
Total interest expense	28,482	50,106	66,693	94,116
NET INTEREST INCOME	111,125	116,896	224,670	231,737
PROVISION FOR CREDIT LOSSES	35,000	-	49,000	(2,000)
NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	76,125	116,896	175,670	233,737
NONINTEREST INCOME
Service charges on deposit accounts	8,532	7,578	16,641	14,668
Bank card fees	4,489	4,134	8,572	7,834
Trust service fees	3,366	3,264	6,775	6,371
Secondary mortgage market operations	1,387	1,228	2,496	2,412
Other noninterest income	8,400	7,893	20,166	16,861
Securities transactions	-	-	-	-
Total noninterest income	26,174	24,097	54,650	48,146
NONINTEREST EXPENSE
Employee compensation	38,131	40,598	76,452	79,329
Employee benefits	8,951	8,641	18,000	17,039
Total personnel	47,082	49,239	94,452	96,368
Net occupancy	8,502	8,733	17,132	16,880
Equipment and data processing	6,244	5,628	12,462	11,490
Telecommunication and postage	2,654	3,374	5,452	6,494
Corporate value and franchise taxes	2,321	2,379	4,670	4,759
Legal and other professional services	2,527	2,040	4,777	4,966
Amortization of intangibles	1,754	2,981	3,837	5,882
Other noninterest expense	14,506	14,287	26,737	28,266
Total noninterest expense	85,590	88,661	169,519	175,105
INCOME BEFORE INCOME TAXES	16,709	52,332	60,801	106,778
INCOME TAX EXPENSE	3,835	17,280	18,072	34,734
NET INCOME	$12,874	$35,052	$42,729	$72,044

EARNINGS PER SHARE
Basic	$.20	$.52	$.66	$1.08
Diluted	.20	.51	.65	1.06
WEIGHTED -AVERAGE
SHARES OUTSTANDING
Basic	63,957,445	67,238,471	64,459,181	66,667,715
Diluted	64,761,553	68,284,392	65,301,477	67,723,408
CASH DIVIDENDS PER SHARE	$.31	$.29	$.62	$.58

-MORE-

WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*
	Second	First	Second	Six Months Ended
	Quarter	Quarter	Quarter	June 30
	2008	2008	2007	2008	2007

EARNING ASSETS
Loans**	5.93%	6.59%	7.64%	6.26%	7.64%
Investment securities	4.81	4.83	4.80	4.82	4.80
Federal funds sold and short-term investments	2.18	4.01	5.29	3.76	5.29
Total interest-earning assets	5.70%	6.18%	6.99%	5.94%	7.00%

INTEREST-BEARING LIABILITIES
Interest-bearing deposits
NOW account deposits	.59%	.86%	1.19%	.73%	1.17%
Money market investment deposits	.98	1.60	3.00	1.30	2.95
Savings deposits	.39	.62	.96	.50	.96
Other time deposits	3.27	3.76	3.81	3.52	3.69
Time deposits $100,000 and over	2.61	3.44	4.54	3.05	4.48
Total interest-bearing deposits	1.57%	2.13%	2.91%	1.86%	2.83%

Short-term borrowings	1.69	2.43	4.10	2.01	4.12
Long-term debt	5.99	6.01	6.07	6.00	6.04
Total interest-bearing liabilities	1.69%	2.27%	3.10%	1.98%	3.00%

NET INTEREST SPREAD (tax-equivalent)
Yield on earning assets less cost of interest-
bearing liabilities	4.01%	3.91%	3.89%	3.96%	4.00%

NET INTEREST MARGIN (tax-equivalent)
Net interest income (tax equivalent) as a
percentage of average earning assets	4.54%	4.64%	4.91%	4.59%	4.99%

COST OF FUNDS
Interest expense as a percentage of average interest-
bearing liabilities plus interest-free funds	1.16%	1.54%	2.08%	1.35%	2.01%

* Based on a 35% tax rate.
** Net of unearned income, before deducting the allowance for loan losses and including loans held for sale and loans accounted for on a nonaccrual basis.

-MORE-

WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
LOAN QUALITY
	Second	Second	Six Months Ended
	Quarter	Quarter	June 30
(dollars in thousands)	2008	2007	2008	2007

ALLOWANCE FOR LOAN LOSSES
Allowance at beginning of period	$91,708	$76,912	$87,909	$75,927
Allowance of acquired banks	-	-	-	2,791
Provision for credit losses	35,000	500	49,000	(1,500)
Loans charged off	(18,292)	(4,891)	(29,334)	(7,579)
Recoveries on loans previously charged off	1,436	2,578	2,277	5,460
Net loans charged off	(16,856)	(2,313)	(27,057)	(2,119)
Allowance at end of period	$109,852	$75,099	$109,852	$75,099

Allowance for loan losses as a percentage of
loans, at end of period	1.38%	1.02%	1.38%	1.02%

Annualized net charge-offs as a percentage
of average loans	.86	.13	.70	.06

Annualized gross charge-offs as a percentage of
average loans	.93	.27	.75	.21

Recoveries as a percentage of gross charge-offs	7.85	52.71	7.76	72.04

RESERVE FOR LOSSES ON
UNFUNDED CREDIT COMMITMENTS
Reserve at beginning of period	$1,300	$1,900	$1,300	$1,900
Provision for credit losses	-	(500)	-	(500)
Reserve at end of period	$1,300	$1,400	$1,300	$1,400

	June 30	March 31	December 31	June 30
(dollars in thousands)	2008	2008	2007	2007

NONPERFORMING ASSETS
Loans accounted for on a nonaccrual basis	$147,383	$139,371	$120,096	$56,787
Restructured loans	-	-	-	-
Total nonperforming loans	147,383	139,371	120,096	56,787
Foreclosed assets and surplus property	14,524	11,980	4,624	2,662
Total nonperforming assets	$161,907	$151,351	$124,720	$59,449
Loans 90 days past due still accruing	$7,490	$3,059	$8,711	$6,424

Nonperforming assets as a percentage of loans plus
foreclosed assets and surplus property, at end of period	2.03%	1.96%	1.64%	.81%

Allowance for loan losses as a percentage of
nonperforming loans, at end of period	75	66	73	132

Loans 90 days past due still accruing as a
percentage of loans, at end of period	.09	.04	.11	.09

-MORE-

WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO DETAIL

LOAN PORTFOLIO AT QUARTER-END
		2008		2007
(dollars in millions)		June	March	December	September	June

Commercial, financial & agricultural		$3,087	$2,897	$2,823	$2,837	$2,825
Real estate - commercial, construction & other		3,537	3,533	3,477	3,345	3,259
Real estate - residential mortgage		983	950	934	924	936
Individuals		356	344	352	347	348
Total loans		$7,963	$7,724	$7,586	$7,453	$7,368

GEOGRAPHIC DISTRIBUTION OF LOAN PORTFOLIO AT JUNE 30, 2008
				Alabama/		Percent
(dollars in millions)	Louisiana	Texas	Florida	Mississippi	Total	of total

Commercial, financial & agricultural	$2,182	$536	$102	$267	$3,087	39%

Residential construction	80	83	66	40	269	3%
Commercial construction,
land & land development	372	337	421	229	1,359	17%
Commercial - owner-user	488	83	180	74	825	10%
Commercial - other	518	151	316	99	1,084	14%
Real estate - commercial, construction & other	1,458	654	983	442	3,537	44%
Real estate - residential mortgage	535	102	223	123	983	12%
Individuals	241	12	64	39	356	5%
Total	$4,416	$1,304	$1,372	$871	$7,963	100%
Percent of total	56%	16%	17%	11%	100%

CRITICIZED LOANS AT JUNE 30, 2008
				Alabama/		Percent
(dollars in millions)	Louisiana	Texas	Florida	Mississippi	Total	of loans

Commercial, financial & agricultural	$52	$16	$5	$13	$86	3%

Residential construction	6	4	23	2	35	13%
Commercial construction,
land & land development	6	1	107	22	136	10%
Commercial - owner-user	34	2	11	13	60	7%
Commercial - other	25	2	39	10	76	7%
Real estate - commercial, construction & other	71	9	180	47	307	9%
Real estate - residential mortgage	18	2	35	5	60	6%
Individuals	6	-	4	2	12	3%
Total	$147	$27	$224	$67	$465	6%
Percent of loans	3%	2%	16%	8%	6%

-END-